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                                                                   EXHIBIT 10.15

                            FIRST AMENDMENT TO LEASE

      This Amendment is made as of July 1, 2004 (the "Effective Date"), by and between John J. Flatley, and Gregory D. Stoyle, Trustees of the 1993 Flatley Family Trust, successor-in-interest to Thomas J. Flatley d/b/a The Flatley Company, (hereinafter referred to as Landlord), and Emulex Design & Manufacturing Corporation, a Delaware corporation, successor-in-interest to Giganet, Inc., (hereinafter referred to as Tenant),

                                   WITNESSETH:

      WHEREAS, by a certain Lease Agreement August 16, 2000, as amended by a Letter Agreement dated September 14, 2000, and a Letter Agreement dated October 3, 2000, (hereinafter referred to as the "Lease"), Landlord leased to Tenant, a certain premises described as Suite Number 110 consisting of approximately 13,587 square feet of space located on the first (1st) floor and Suite Number 210 consisting of approximately 21,500 square feet of space located on the second (2nd) floor ("Phase I Premises"), and Suite Number 002 consisting of approximately 7,600 square feet of space on the lower level and the remaining portion of Suite Number 110 consisting of approximately 7,913 square feet of space located on the first (1st) floor ("Phase II Premises), for a total of approximately 50,600 square feet of space located at Bolton Office Park, 580 Main Street, Bolton, MA 01740, more particularly described therein as ("Premises"), and

      NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged each to the other, the above named parties do hereby agree to amend said Lease as follows:

      1. The Lease Term for the Phase I Premises and the Phase II Premises is hereby extended prior to the original expiration date of October 31, 2005 for a period of seven (7) years, commencing on the Effective Date and expiring June 30, 2011 (hereinafter referred to as the "Extended Term").

      2.    This First Amendment shall be effective as of July 1, 2004.

      3. Effective July 1, 2004, Article I, Section 1.2 of the Lease, namely Basic Data, Mailing Address of Tenant, shall be deleted in its entirety and replaced with the following:

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            Mailing Address
            Of Tenant:

                  Emulex Design & Manufacturing Corporation
                  3333 Susan Street
                  Costa Mesa, CA  92626
                  Attention: Sadie Herrera, EVP HR and Facilities

            With a copy to:

                  Emulex Corporation
                  3333 Susan Street
                  Costa Mesa, CA  92626
                  Attention: Randall Wick, Esq., General Counsel

      4. Effective July 1, 2004, Article I, Section 1.2 of the Lease, namely Basic Data, Base Rent, shall be deleted in its entirety and replaced with the following:

            Base Rent:

                  For the first (1st) year of the Extended Term continuing through and including the seventh (7th) year of the Extended Term, at the rate of $532,861.00 per annum ($44,405.08 per month, i.e. $63,304.00 per annum for suite 110 and $469,557.00 to the remainder of the Premises).

      5. Effective July 1, 2004, Article IV of the Lease, namely Rent, shall be amended, in part, by inserting the following section:

            4.4   INDEPENDENT COVENANTS

            It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events, unless the requirement to pay or perform the same shall have been abated, offset or terminated pursuant to the express provisions of this Lease. Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff or deduction except as specifically set forth in this Lease. This Lease shall not terminate and Tenant shall not have any right to terminate this Lease, during the Term (except as otherwise expressly provided in this Lease). Tenant agrees that, it shall not take any action to terminate, rescind or avoid this Lease notwithstanding any default by Landlord hereunder or under any other agreement between Landlord and Tenant except for termination rights expressly set forth in the Lease.

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      6.    Effective July 1, 2004, Article III, Section 3.3 of the Lease,
            namely Option to Extend, shall be deleted in its entirety and replaced with the following:

            3.3   OPTION TO EXTEND

            Provided that (i) Tenant has not assigned the Lease (except for Permitted Transfers and assignees approved by Landlord), and (ii) Tenant has not sublet more than 50% of the Premises (excluding Permitted Transfers) at such time (whether the term of the sublease has commenced or is to be commenced thereafter) and Tenant will not be exercising the rights hereinafter set forth with the intent of assigning the Lease, then Tenant has the right to extend the Lease Term for the Phase I Premises and the Lease Term for the Phase II Premises for one (1) five (5) year period ("Extension Period") at a Base Rent equal to 95% of the then Current Market Rent (as hereinafter defined), and otherwise on the same terms and conditions as this Lease, except that there shall be no further rights to extend either the Phase I Premises Lease Term or the Phase II Premises Lease Term. Tenant shall exercise this option by written notice to Landlord not more than twelve (12) months nor less than six (6) months before the expiration of the Lease Term. Tenant's exercise of this option shall be effective only if, at the time of notice and upon the effective date of the Extension Period, there is no uncured Event of Default.

            Thereupon, this Lease shall be deemed extended for an additional period of five (5) years, upon all of the same terms and conditions of this Lease and any Amendments made hereto with the exception of the annual rent stipulated hereinabove.

      7. Effective July 1, 2004, Article XVII of the Lease, Section 17.15, namely Miscellaneous Provisions, Security Deposit, shall be deleted in its entirety and be of no further force or effect. Accordingly, upon execution of this First Amendment to Lease by both parties, Landlord hereby agrees to return the original Letter of Credit to Silicon Valley Bank with a request to terminate the Letter of Credit and issue a notice of termination letter to Landlord and Tenant. The Landlord shall provide a concurrent copy of such notice and request for termination to Tenant.

      8. Effective July 1, 2004, Article XVII of the Lease, namely Miscellaneous Provisions, shall be amended, in part, by inserting the following section:

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            17.23 RIGHT OF FIRST REFUSAL

            Provided an Event of Default has not occurred during the Term of the Lease (as the same may be extended), Landlord shall grant to Tenant a right of first refusal on any space located at Bolton Office Park, 580 Main Street, Bolton, MA 01740, ("Office Park"), subject to the terms and conditions of this Section 17.23. If Landlord receives a bona fide offer ("Bona Fide Offer") from a third party (a "Prospective Tenant") to lease any space retained by Landlord in the Building (the "Right of First Refusal Space") upon terms and conditions which Landlord desires to accept, Landlord shall first offer the entire Right of First Refusal Space to Tenant upon the same terms, covenants and conditions as provided in such Bona Fide Offer. Tenant shall have the right (the "Right of First Refusal") to be exercised by written notice delivered to Landlord within ten (10) days after receipt of Landlord's offer to lease the Right of First Refusal Space upon the terms and conditions set forth in the Bona Fide Offer. If Tenant notifies Landlord in writing of Tenant's exercise of such Right of First Refusal within such ten (10) day period after Landlord has delivered such offer to Tenant, Landlord and Tenant shall within thirty (30) days thereafter enter into a written agreement modifying and supplementing the Lease and specifying that such Right of First Refusal Space accepted by Tenant is a part of the Premises for the remainder of the Term (as the same may be extended), and containing other appropriate terms and conditions relating to the addition of the Right of First Refusal Space to this Lease (including specifically any increase or adjustment of rent as a result of such addition). If Tenant does not notify Landlord in writing of its acceptance of such offer in such ten (10) day period, then Tenant's rights under this Section 17.23 with respect to the then Right of First Refusal Space shall terminate and Landlord shall thereafter be able to lease the Right of First Refusal Space or any portion thereof to the Prospective Tenant subject to reinstatement as provided below. In the event Tenant elects (or is deemed to have elected) not to exercise its right to lease a Right of First Refusal Space as provided above, Landlord may thereafter for a period of six (6) months offer such Right of First Refusal Space to the Prospective Tenant upon substantially the same terms and conditions that it offered such space to Tenant. Prior to the Landlord offering such space to the Prospective Tenant upon rental terms and conditions which are not more than five percent (5%) less than initially offered to Tenant, or if Landlord has not entered into a lease for the offered space within six (6) months after Tenant elected (or was deemed to have elected) not to execute its right of first refusal to lease hereunder, Landlord will first offer the space to Tenant upon Landlord's newly proposed terms and conditions in any then current Bona Fide Offer, and the procedure set forth above shall be repeated except that Tenant shall have five (5) business days to notify Landlord of its election to lease the Right of First Refusal Space pursuant to the modified offer.

      9. Effective July 1, 2004, Article XVII of the Lease, namely Miscellaneous Provisions, shall be amended, in part, by inserting the following section:

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            17.24 TENANT'S RIGHT TO TERMINATE

            Provided that Tenant has not assigned the Lease (except for Permitted Transfers or assignees approved by Landlord), then Tenant shall have a one time right to terminate this Lease after the fifth
            (5th) full year of the Extended Term, provided all of the following terms and conditions are satisfied, time being of the essence: (i) no uncured Event of Default shall then be outstanding; (ii) Tenant exercises the option to terminate by written notice delivered to Landlord no later than six (6) months prior to the effective date of termination (hereinafter referred to as the "Termination Notice"); and (iii) Tenant pays to Landlord a termination fee of $388,672.08 (the "Termination Payment").

            The Termination Payment shall be paid to Landlord by cashier's check, wire transfer of funds or other cash equivalent and shall be due sixty (60) days prior to the effective date of the termination.

            Notwithstanding the foregoing, in the event the Tenant exercises the aforementioned termination right, Rent, Additional Rent, and all other charges will be due and payable until the later of (i) the date Tenant fully vacates the Premises or (ii) six (6) months following Landlord's receipt of the Termination Notice.

      10. In consideration of the Extended Term and other provisions of this Amendment, Landlord shall pay Tenant an inducement payment in the amount of $396,887.00 (the "Lease Inducement Payment"). The Lease Inducement Payment shall be paid, provided no Event of Default is outstanding under this Lease on or before October 4, 2004. Provided, however, that if an Event of Default is then outstanding under this Lease, such payment shall be made within thirty (30) days after Tenant has cured such Event of Default. In the event Landlord fails to timely pay the Lease Inducement Payment, then, in addition to any other remedies available to Tenant, Tenant may upon written notice of such default to Landlord offset the outstanding amount of such payment against Rent and Additional Rent coming due under the Lease until such unpaid amount has been off-set or paid in full.

      11. In consideration of the Extended Term and other provisions of this Amendment, Landlord agrees to perform the Landlord work described on Exhibit "A" attached hereto and incorporated herein by this reference (the "Landlord's Work"), within the timeframes set for in such Exhibit.

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      12.   Other than Royce Sharf of Studley and Dave Ross of Cresa Partners
            ("Broker"), Landlord and Tenant each warrant that there are no claims for broker's commission or finder's fees in connection with its execution of this Amendment or the tenancy hereby created and each party agrees to indemnify and save the other harmless from any liability that may arise from any such claim arising out of the representation or purported representation of such party, including reasonable attorneys fees. Landlord agrees to pay any broker's commission or finders fees due to Broker in accordance with a separate agreement between Landlord and Broker.

      13. Tenant acknowledges that it has examined and inspected the Premises and is familiar with the physical condition thereof. Tenant further acknowledges that, except for the (i) Landlord's Work, (ii) Landlord's maintenance obligations in accordance with Article VIII,
            Section 8.2 of the Lease, namely Repairs and Maintenance, Landlord Obligations or (iii) other express Landlord maintenance obligations under the terms of the Lease, (1) Landlord has not made and does not hereby make any representations regarding the physical condition of the Premises, (2) there are no warranties, either expressed or implied, regarding the condition of the Premises and (3) Tenant agrees to accept the Premises in their "as is" condition.

      14.   One (1) Guaranty of Lease is attached hereto and made a part hereof.

      15. Except where this First Amendment to Lease specifically changes same, all other terms, conditions and covenants of the original Lease Agreement shall remain the same, where applicable, and are hereby reaffirmed. Defined terms used in this First Amendment to Lease and not otherwise defined herein shall have the meaning described to such terms in the Lease.

      16. The submission of this document for examination and negotiation does not constitute an offer, and this document shall become effective and binding only upon the execution thereof by both Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or other employee of Landlord to the contrary. All negotiations, consideration, representations and understandings between Landlord and Tenant are incorporated herein and the Lease and this First Amendment to Lease expressly supersede any proposals or other written documents relating hereto. The Lease and this First Amendment to Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions thereof.

      17. This First Amendment to Lease may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one in the same agreement.

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      IN WITNESS WHEREOF, the parties hereto have signed and sealed this instrument on the day and year first above written.

                         LANDLORD John J. Flatley and Gregory D. Stoyle, Trustees of the 1993 Flatley Family Trust

                                          /s/ John J. Flatley
-------------------------------           -----------------------
WITNESS                                   By:  John J. Flatley
                                          Its: Trustee

                                          /s/ Gregory D.Doyle
-------------------------------           -----------------------
WITNESS                                   By:  Gregory D. Stoyle
                                          Its: Trustee

                                 TENANT   Emulex Design & Manufacturing
                                          Corporation, a Delaware corporation

                                          /s/ Paul F. Folino
-------------------------------           ---------------------------
WITNESS                                   By:  Paul F. Folino
                                          Its: Chairman & CEO

                                          /s/  Michael. J. Rockenbach
-------------------------------           ---------------------------
WITNESS                                   By:  Michael J. Rockenbach
                                          Its: Executive V.P. & CFO

                                       7
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                                    EXHIBIT A

Landlord shall perform the following work:

1.    All code compliance work for all common areas of the Building and Project.

2. Replace at least 5 heat pumps serving the Premises each Lease year of the Extended Term.

3.    Install a new filter system on the domestic water by January 31, 2005.

4. Install new water heaters and safety's in Tenants space by September 30, 2004.

5. Repair and replace any damaged or discolored ceiling tiles in the Premises throughout the Extended Term.

The equipment to be installed pursuant to paragraphs 2, 3 and 4 above shall be new, of good quality and shall have sufficient capacity to service the Premises. Such equipment shall be subject to Tenant written approval prior to installation, which approval will not be unreasonably withheld or delayed.

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